                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 NATIONAL MERCANTILE BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
                          NATIONAL MERCANTILE BANCORP
                             1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 277-2265

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 1998

                             ---------------------

TO THE SHAREHOLDERS OF NATIONAL MERCANTILE BANCORP:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders for the fiscal year ended December 31, 1997 (the "Meeting") of National Mercantile Bancorp, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Company"), will be held on April 23, 1998, at 7:00 p.m., local time, at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, California 90067, for the following purposes as set forth in the attached Proxy Statement:

        1. ELECTION OF DIRECTORS. To elect seven persons to the Board of Directors of the Company, to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The following persons are the Board of Directors' nominees:

Donald E. Benson          Scott A. Montgomery
Robert E. Gipson          Dion G. Morrow
Alan Grahm                Robert E. Thomson
Joseph W. Kiley III

        2. APPROVAL OF AN AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN. To approve an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares authorized under the Plan;

        3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

        4. OTHER BUSINESS. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    ONLY PERSONS WHO ARE HOLDERS OF STOCK OF THE COMPANY (THE "SHAREHOLDERS") AT THE CLOSE OF BUSINESS ON MARCH 9, 1998 ARE ENTITLED TO NOTICE OF AND TO VOTE IN PERSON OR BY PROXY AT THE MEETING OR ANY ADJOURNMENT THEREOF.

    The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered and voted upon at the Meeting, and Shareholders are encouraged to read it in its entirety.

    As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials will be mailed to Shareholders on or about March 19, 1998.

    Pursuant to the Company's Bylaws, nominations for election of individuals to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Company entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, must be made in writing and must be received by the President of the Company no more than sixty (60) days prior to any meeting of Shareholders called for the election of directors nor more than ten (10) days after the date the notice of such meeting is sent to Shareholders. If notice of such meeting is sent to Shareholders ten (10) days prior to such meeting, then notice by a Shareholder of intention to make a nomination to the Board of Directors must be given no later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification must contain the following information to the extent known to the notifying
Shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying Shareholder; and (e) the number of shares of voting stock of the Company owned by the notifying Shareholder. Nominations not made in accordance herewith may be disregarded by the Chairman of the Meeting, and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee.

    IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                                          By Order of the Board of Directors

                                          /s/ ALAN GRAHM
                                     -------------------------------------------

                                          Alan Grahm
                                          SECRETARY

Dated: March 19, 1998

                          NATIONAL MERCANTILE BANCORP
                             1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 277-2265

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1998

                             ---------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies ("Proxies") by the Board of Directors of National Mercantile Bancorp, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held on April 23, 1998 at 7:00 p.m., local time, at Mercantile National Bank (the "Bank"), 1840 Century Park East, Main Floor, Los Angeles, California 90067, and at any adjournment thereof. Only persons who are holders of stock of the Company (the "Shareholders") at the close of business on March 9, 1998 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment thereof. Scott A. Montgomery and Robert E. Thomson, the designated proxy holders (the "Proxy Holders"), are directors of the Company. The Proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth below are proposals of the Company. It is expected that this Proxy Statement and the accompanying Notice and Form of Proxy will be mailed to Shareholders on or about March 19, 1998.

MATTERS TO BE CONSIDERED

    The matters to be considered and voted upon at the Meeting will be:

        1. ELECTION OF DIRECTORS. To elect seven persons to the Board of Directors of the Company, to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The following persons are the Board of Directors' nominees:

Donald E. Benson          Scott A. Montgomery
Robert E. Gipson          Dion G. Morrow
Alan Grahm                Robert E. Thomson
Joseph W. Kiley III

        2. APPROVAL OF AN AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN. To approve an amendment to the Company's 1996 Stock Incentive Plan (the "1996 Plan") to increase the number of shares authorized under the 1996 Plan;

        3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

        4. OTHER BUSINESS. To transact such other business as may properly come before the Meeting or any adjournment thereof.

VOTING AND REVOCABILITY OF PROXIES

    A form of Proxy (the "Proxy") for voting shares at the Meeting is enclosed. The Proxy must be signed and dated by the Shareholder of record. Any Shareholder who executes and delivers a Proxy has the right to revoke it at any time before it is exercised by (i) filing, with the Secretary of the Company, an instrument revoking it or a duly executed Proxy bearing a later date, or (ii) voting in person at the Meeting. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS. Proxies voting in favor of Proposals 1, 2 and 3 will be voted in favor of any adjournment of the Meeting.

SOLICITATION OF PROXIES

    The cost of soliciting Proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the Company's common stock (the "Common Stock") and the Company's 6.5% Series A noncumulative perpetual convertible preferred stock (the "Preferred Stock") and such persons will be reimbursed for their reasonable expenses. Proxies may be solicited by directors, officers and regular employees of the Company and its wholly owned subsidiary, Mercantile National Bank (the "Bank"), in person or by telephone or telegraph, for which such persons will receive no special compensation.

OUTSTANDING SECURITIES AND VOTING RIGHTS

    The authorized and outstanding capital of the Company consists of (i) 10,000,000 shares of Common Stock, of which 677,048 shares were issued and outstanding on the Record Date and (ii) 1,000,000 shares of Preferred Stock, of which 900,000 shares were issued and outstanding on the Record Date. A majority of the outstanding shares of the Common and Preferred Stock constitutes a quorum for the conduct of business at the Meeting.

    Each Shareholder will be entitled to one vote, in person or by proxy, for each share of the Company's Common Stock and two votes, in person or by proxy, for each share of the Company's Preferred Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the vote of the Shareholders, except that in connection with the election of directors such Shareholder shall be entitled to vote his or her shares cumulatively. Cumulative voting entitles a Shareholder to cast that number of votes equal to the number of directors to be elected multiplied by the number of votes to which the Shareholder's shares are entitled, and to give one nominee all of such votes or to distribute such votes between two or more nominees as such Shareholder sees fit. No Shareholder is entitled to cumulate votes unless such nominee's name has been properly placed in nomination prior to the vote and the Shareholder has given notice at the Meeting and before the voting, of his or her intention to vote shares cumulatively. If any Shareholder has given such notice, all Shareholders may cumulate their votes for nominees. The Proxy Holders may, in their discretion, cumulate votes pursuant to the Proxies for any one or more nominees. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of the holders of a plurality of the votes of the shares present in person or represented by proxy at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the votes of the shares present in person or represented by proxy at the Meeting is required for Proposals 2 and 3.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth certain information regarding the shares of Common Stock and Preferred Stock beneficially owned as of the Record Date by (a) each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock and Preferred Stock of the Company,
(b) each executive officer, director and nominee for director of the Company,
(c) certain executive officers of the Bank, and (d) all directors and executive officers of the Company as a group.

                                                                            NUMBER OF
                                              NUMBER OF                     PREFERRED
                                            COMMON SHARES                  SHARES AND                  PERCENT OF CLASS OF
                                            AND NATURE OF                   NATURE OF                      COMMON AND
           NAME AND ADDRESS OF               BENEFICIAL     PERCENT OF     BENEFICIAL     PERCENT OF    PREFERRED SHARES
           BENEFICIAL OWNER(1)              OWNERSHIP(2)     CLASS(3)    OWNERSHIP(2)(4)   CLASS(4)        COMBINED(4)
-----------------------------------------  ---------------  -----------  ---------------  -----------  -------------------
Conrad Company...........................       26,244             3.9        907,914           50.4             37.7
9830 Investments No. 1, a California
  Limited Partnership....................        -0-            -0-           126,564            7.0              5.1
Wildwood Enterprises Inc. Profit Sharing
  Plan & Trust...........................        -0-            -0-           100,880            5.6              4.1
Donald E. Benson.........................        2,000           *             -0-            -0-               *
Robert E. Gipson.........................       37,256             5.5            446          *                  1.5
Alan Grahm...............................       10,818             1.6         10,000          *                *
Joseph W. Kiley III......................        1,320(5)        *             -0-             *                *
Scott A. Montgomery......................       88,888(6)         13.1          1,758          *                  3.7
Dion G. Morrow...........................          150           *             -0-            -0-               *
Robert E. Thomson........................          136           *                278          *                *
Carol A. Ward............................          550(7)        *             -0-             *                *
All directors and executive officers as a
  group(8)...............................      141,118(8)         20.8         12,482          *                  6.2

------------------------

*   Less than one percent (1%)

(1) The business address of each director and executive officer is c/o National Mercantile Bancorp, 1840 Century Park East, Los Angeles, California 90067. The business address of Conrad Company is 3800 Dain Bosworth Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402. The business address of 9830 Investments No. 1, Ltd., a California limited partnership, is 9830 Wilshire Boulevard, Beverly Hills, California 90212. The business address for Wildwood Enterprises Inc. Profit Sharing Plan & Trust is 1901 Avenue of the Stars, Suite 1100, Los Angeles, California 90067.

(2) Except as otherwise noted below, each person has sole voting and investment power over the shares of Common Stock and Preferred Stock shown as beneficially owned, subject to community property laws where applicable.

(3) Shares which the person has the right to acquire within sixty (60) days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person, but are not deemed to be outstanding in calculating the percentage ownership of any other person (or group).

(4) These calculations and number of shares assume conversion of the Preferred Stock into Common Stock on a two for one basis as a result of the 100% Common Stock dividend paid on or about February 13, 1998.

(5) Includes 1,100 shares which may be purchased by Mr. Kiley upon exercise of options which became exercisable on August 5, 1997.

(6) Includes 88,008 shares which may be purchased by Mr. Montgomery upon exercise of options which became exercisable on June 20, 1997 with respect to 44,004 shares and on April 3, 1998 with respect to 44,004 shares.

(7) Includes 550 shares which may be purchased by Ms. Ward upon exercise of an option which became exercisable on July 26, 1997.

(8) Includes 89,658 shares which may be purchased by the directors and executive officers as a group within 60 days of the Record Date.

                                   PROPOSALS
                PROPOSAL 1: NOMINATION AND ELECTION OF DIRECTORS

    The Company's Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than six (6) nor more than eleven (11). The number of directors is currently fixed at eight (8).

    Under the terms of the stock purchase agreement between the Company and the Conrad Company dated February 6, 1997, as amended, Conrad Company or any affiliate thereof is entitled to elect between one and three directors based on the percentage ownership Conrad Company acquired in the Private Offering and further based on a Board of Directors of the Company consisting of eight (8) directors. Conrad Company nominated Donald E. Benson, Executive Vice President of Marquette Bancshares, Inc., an affiliate of Conrad Company, as a director of the Company. Mr. Benson was elected a director of the Company and of the Bank on January 15, 1998. Mr. Joseph W. Kiley III, a current member of the Board, has indicated he would resign if necessary to provide a seat for an outside director.

    The following table sets forth certain information regarding the nominees. All of the persons identified below as current members of the Board of Directors have been nominated for re-election by the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified. All nominees for director have indicated their willingness to serve and, unless otherwise instructed, votes will be cast pursuant to the Proxies in such a way as to elect as many of the Board of Directors' nominees as possible under applicable voting rules. It is intended that each person elected a director of the Company also will be elected a director of the Bank. In the event that any of the nominees should be unable to serve as a director, the Proxy Holders will vote for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected.

NAME                                  AGE              POSITION WITH THE COMPANY AND THE BANK
--------------------------------      ---      ------------------------------------------------------
Donald E. Benson................          67   Director

Robert E. Gipson................          51   Chairman of the Board

Alan Grahm......................          75   Director and Secretary

Joseph W. Kiley III.............          42   Director, Executive Vice President and Chief Financial
                                                 Officer

Scott A. Montgomery.............          55   Director, President and Chief Executive Officer

Dion G. Morrow..................          65   Director

Robert E. Thomson...............          56   Vice Chair

    DONALD E. BENSON is Executive Vice President and a director of Marquette Bancshares, Inc., an affiliate of the Conrad Company, and has served in that capacity for more than five years. He was Executive Vice President and a director of Bank Shares, Inc., a bank holding company, from 1968 to 1992. From 1986 to 1994, Mr. Benson served as President and a director of MEI Diversified Inc., medical products manufacturer and distributor. In February 1993, MEI Diversified Inc. filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. A Plan of Reorganization was confirmed and became effective October 14, 1994. Mr. Benson is also a director of Mesaba Holdings, Inc., commuter airline, Delta Beverage Group, Inc., soft drink bottler and distributor, Mass Mutual Corporate Investors, a mutual fund, and Mass Mutual Participation Investors, a mutual fund. Mr. Benson was elected a director of the Company and the Bank by the Board of Directors in January 1998.

    ROBERT E. GIPSON is Principal of the law firm of Gipson Hoffman & Pancione, A.P.C. and has served in that capacity for more than five years. He has also been President of Corporate Management Group, Inc., a financial management company, since 1988. He is also a trustee of Meyers Sheppard Investment Trust. Mr. Gipson has been a director of the Company and the Bank since October 1996, and Chairman of the Board since June 1997.

    ALAN GRAHM has served as Chairman of the Board of Associated Sales, an import company, from 1954 to 1996. He also has been a 50% owner of Bonny Doon Vineyards, a winery, since 1981. Mr. Grahm has been a director of the Company since 1983 and a director of the Bank since 1982. Mr. Grahm also has served as Secretary of the Company and the Bank since June 1997.

    JOSEPH W. KILEY III has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since August 1996. Prior thereto, from July 1992 to August 1996, he was Executive Vice President and Chief Financial Officer of Hancock Savings Bank, FSB, in Los Angeles. From June 1990 to July 1992 Mr. Kiley served as Executive Vice President--Operations and Chief Financial Officer of Compensation Resource Group, Inc., a benefits consulting company, in Pasadena, California. Mr. Kiley has been a director of the Company and the Bank since April 1997.

    SCOTT A. MONTGOMERY has served as President and Chief Executive Officer of the Bank since November 1995 and as Executive Vice President and Chief Administrative Officer of the Company from June 1996 to June 1997. He has served as President and Chief Executive Officer of the Company since June 1997. Prior thereto, from September 1990 to September 1994, he was President and Chief Operating Officer of Cupertino National Bank, Cupertino, California. From September 1994 until November 1995, Mr. Montgomery was a consultant for various banks. Mr. Montgomery served as a director of Tracy Federal Bank F.S.B. ("Tracy Bank"), Tracy, California from March 1995 to May 1997 and served as the Vice Chairman of the Board of Directors from April 1996 to May 1997. Mr. Montgomery has been a director of the Company and the Bank since November 1995.

    DION G. MORROW has served as a private judge since November 1995. Prior thereto, from October 1978 to October 1995, he served as Judge of the Los Angeles Superior Court. Mr. Morrow was elected a director of the Company and the Bank by the Board of Directors in February 1998.

    ROBERT E. THOMSON has served as Of Counsel at Jekel & Howard since August 1996. Prior thereto, he was an Executive Consultant to Sterling Forest Corporation ("Sterling"), a real estate development company, from August 1994 to August 1996, and served as Chairman of the Board and Chief Executive Officer of Sterling from January 1989 to August 1994. Mr. Thomson has served as a director of the Company since 1983 and of the Bank since 1982 and has served as Vice Chair of the Company and the Bank since June 1991. He also served as Interim Chief Executive Officer of the Bank from June to October, 1991 and as Interim President and Chief Executive Officer of the Bank from August to November 1995.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

     PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

    The Board of Directors of the Company adopted the 1996 Stock Incentive Plan (the "1996 Plan") on April 25, 1997, and the 1996 Plan was approved by the shareholders of the Company on June 18, 1997. The purpose of the 1996 Plan was to enable the Company to attract, retain and motivate its officers, directors, employees and independent contractors by providing for or increasing their proprietary interests in the Company and, in the case of nonemployee directors, to attract such directors and further align their interests with those of the Company's Shareholders by providing for or increasing their proprietary interests in the Company. Currently, the 1996 Plan provides for the issuance of a maximum 110,010 shares (after giving effect to the 9.09 to 1 reverse stock split effective June 20, 1997 and the 100% common stock dividend, to be accounted for as a 2-for-1 stock split, paid on or about February 13, 1998 to holders of record on February 4, 1998). As of March 9, 1998, options to purchase 93,278 shares were outstanding, and 16,732 shares were available for grant under the 1996 Plan.

    On October 3, 1997 the Board of Directors, upon recommendation of the Stock Option Committee, adopted subject to shareholder approval an amendment to the 1996 Plan to increase the number of shares reserved for issuance under the 1996 Plan to 283,510. If the amendment to the 1996 Plan is approved by the shareholders, options to purchase such additional shares will be subject to the same terms and provisions as provided in the Plan.

    Subject to shareholder approval of the amendment to the 1996 Plan increasing by 173,500 shares the authorized number of shares under the 1996 Plan, the total number of option shares authorized under the Company's 1990, 1994 and 1996 stock option plans will be 371,518 shares, representing less than 15% of the Company's fully diluted outstanding capital stock.

    The Board of Directors believes that the Company's policy of encouraging stock ownership by its officers, employees and directors has and will be a positive factor in its growth and success by enabling the Company to attract and retain directors and key employees, to stimulate the efforts of such employees towards achievement of the Company's objectives and to align the interests of such directors and employees with those of the Company's shareholders. The Board of Directors believes that the number of shares presently available for grant under the 1996 Plan is insufficient to enable the Company to retain or attract high caliber directors and employees in today's competitive market. While the Board recognizes the possible dilutive effect on the shareholders, it believes, on balance, the incentive that can be provided by the opportunity to participate in the growth and earnings of the Company through the granting of stock options to directors and employees is important to the success of the Company and, accordingly, will benefit the Company and its shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1996 PLAN AMENDMENT.

    Set forth below is a description of the material features of the 1996 Plan and the Plan Amendment.

    ADMINISTRATION. The 1996 Plan is administered by a committee of two or more disinterested directors appointed by the Board of Directors of the Company (the "Committee"), except that grants to nonemployee directors will be made by the Board of Directors pursuant to a predetermined formula. The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the 1996 Plan, the Committee has sole and absolute discretion in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including the exercise price and conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. Subject to limitations imposed by law, the Board of Directors may amend or terminate the 1996 Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the 1996 Plan of any rights thereunder without his consent. The expenses of administering the 1996 Plan are and will continue to be borne by the Company.

    TERMS OF AWARDS. The 1996 Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. The Committee may determine the exercise price of any award to be below fair market value. Such awards will result in a compensation cost to the Company equal to the difference between the fair market value and the cost to the recipient at the date of issuance. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative. The 1996 Plan provides that, any person elected or appointed to serve as a director of the Company on or after October 1, 1996, who was not employed by the Company (a "Nonemployee Director") and who has not previously served as a Nonemployee Director of the Company shall be granted, on the first business day following the later of the date of such election or appointment or the date the 1996 Plan was approved by the Shareholders, an option to purchase 1,100 shares of Common Stock (after giving effect to the 9.09 to 1 reverse stock split effective June 20, 1997 and the 100% common stock dividend paid on or about February 13, 1998) without further action by the Committee. On the first business day following the date of the annual meeting of shareholders held in 1998 (the "1998 Meeting"), all Nonemployee Directors who were directors on or after the effective date of the 1996 Plan and who are re-elected to the Board at the 1998 Meeting will be granted, without further action by the Committee, an option to purchase 550 shares of Common Stock. Nonemployee director options have an exercise price equal to the fair market value of such shares on the date of grant and shall become fully exercisable one year from the Date of Grant.

    An award granted under the 1996 Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. Options granted to nonemployee directors must be exercised by the sixth anniversary of the date of grant. Any stock option granted to an employee may be a tax-benefited incentive stock option or a non-qualified stock option that is not tax-benefited. Awards to nonemployee directors may only be non-qualified stock options.

    An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such employee's tax withholding obligation with respect to such issuance, by
(a) delivering previously owned shares of capital stock of the Company or other property, (b) reducing the amount of shares or other property otherwise issuable pursuant to the award or (c) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered. The exercise price and any withholding taxes are payable in cash by nonemployee directors, although the Board of Directors at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment to the Company of proceeds from the sale of such shares.

    Pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors, certain officers and ten percent stockholders of the Company are generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The 1996 Plan is designed to comply with Rule 16b-3.

    Awards may not be granted under the 1996 Plan after the tenth anniversary of the adoption of the 1996 Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the 1996 Plan.

    FEDERAL INCOME TAX TREATMENT. The following is a brief description of the federal income tax treatment that generally will apply to awards made under the 1996 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of any award will depend on the specific nature of such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted stock, an award which is payable in cash or otherwise.

    Pursuant to the 1996 Plan, participants may be granted options which are intended to qualify as incentive stock options. Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an incentive stock option. However, if the optionee sells the shares acquired upon the exercise of an incentive stock option at any time within (i) one year after the date of exercise of the option or (ii) two years after the date of grant of the option, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value of the shares sold on the date of exercise over the exercise price of the option. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

    The grant of an option or other similar right to acquire stock generally is not a taxable event for the optionee. Upon exercise of the option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount.

    Special rules will apply, however, if the optionee is subject to Section 16 of the Exchange Act. During any period of time (the "Section 16(b) Period") in which a sale of the stock acquired upon exercise of the option could subject such optionee to suit under Section 16, the optionee will not recognize ordinary income and the Company will not be entitled to a deduction. Upon the expiration of the Section 16(b) Period, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock (determined as of the expiration of the Section 16(b) Period) over the option exercise price. As described below, such an optionee may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to recognize ordinary income on the date of exercise, in which case the Company would be entitled to a deduction at that time equal to the amount of the ordinary income recognized.

    Awards under the 1996 Plan also may include stock sales, stock bonuses or other grants of stock. Stock issued pursuant to these awards may be subject to certain restrictions. Pursuant to Section 83 of the Code, stock sold or granted under the 1996 Plan will give rise to taxable income at the earliest time at which such stock is not subject to a substantial risk of forfeiture or is freely transferable for purposes of Section 83. At that time, the holder will recognize ordinary income equal to the excess of the fair market value of the shares (determined as of such time) over the purchase price, and the Company will be entitled to a deduction equal to such amount. Holders may elect to report income upon receipt of the award rather than wait until the restrictions lapse. In such case, the holder has no additional income to report when the restrictions lapse. If the holder of the stock is a person subject to Section 16(b) and if the sale of the stock at a profit could subject such person to suit under Section 16(b), income will be recognized in accordance with the rules described above regarding stock issued to such persons upon the exercise of an option, unless the holder makes an election under Section 83(b) to recognize income on the date the stock is issued.

    Awards may be granted under the 1996 Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. The Company may be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 1996 Plan.

    The terms of the agreements pursuant to which specific awards are made under the 1996 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. Such awards may constitute "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any "excess parachute payment," and the Company will be denied any deduction with respect to such excess parachute payment.

    In October 1997, the Board of Directors approved a grant of 73,000 stock options at fair market value on the date of grant to Mr. Montgomery, the President and Chief Executive Officer of the Company, under the 1996 Plan subject to shareholder approval of the proposed amendment to the 1996 Plan, the purpose of which was to fulfill the Company's obligations to Mr. Montgomery under his employment agreement.

    The Company has registered the sale of the shares of its common stock pursuant to the 1996 Plan and intends to register under the Securities Act of 1933, as amended, the sale of the additional shares of its Common Stock pursuant to the 1996 Plan.

PROPOSED FIRST AMENDMENT TO THE PLAN.

    The National Mercantile Bancorp 1996 Stock Incentive Plan is hereby amended as follows:

    "1. Section 4 of the Plan is hereby amended to increase the number of Common Shares available for grant under the Plan from 110,010 shares to 283,510 shares."

   PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP ("Deloitte") has been the independent public auditors of the Company since 1990. Upon recommendation of the Audit Committee, Deloitte has been appointed by the Board of Directors as the auditors of the Company for 1998. The shareholders of the Company are requested to ratify this appointment. A representative from Deloitte is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998.

                               EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the executive officers of the Company and the Bank that are not already described under the section entitled "Proposal 1: Nomination and Election of Directors."

NAME                                          AGE          POSITION WITH THE COMPANY AND THE BANK
----------------------------------------      ---      ----------------------------------------------
Carol A. Ward...........................          43   Executive Vice President and Administrator of
                                                         Operations

BUSINESS EXPERIENCE

    Information concerning the business experience of Messrs. Gipson, Grahm, Kiley, Montgomery and Thomson is provided under the section entitled "Nomination and Election of Directors."

    CAROL A. WARD has served as Executive Vice President and Administrator of Operations of the Bank since July 1996. Prior thereto, from January 1996 to July 1996, she served as a consultant to financial institutions. From November 1993 to January 1996, Ms. Ward served as Vice President and General Auditor, and as Executive Vice President and Chief Operating Officer of Ventura County National Bancorp in Oxnard, California. From March 1990 to November 1993 she was Vice President and Director of Risk Management and Senior Vice President and General Auditor at Community Bank in Pasadena, California.

    There are no family relationships among directors or executive officers of the Company and, except as described in the Proxy Statement as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of
Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has a standing Audit Committee and a Nominating and Compensation Committee. The Audit Committee is chaired by Mr. Benson and its members are Messrs. Benson, Gipson and Thomson. The primary purposes of the Audit Committee are to (i) make recommendations to the Board regarding the selection of the Company's independent auditors, (ii) to monitor the effectiveness of the audit effort and financial reporting and (iii) to inquire into the adequacy of financial and operating controls and regulatory compliance of the Company. The Audit Committee met two times during 1997.

    The Nominating and Compensation Committee is chaired by Mr. Grahm and its members are Messrs. Grahm, Gipson, Montgomery and Thomson. The purpose of the Nominating and Compensation Committee is to (i) propose nominees for director to the Board of Directors, (ii) to oversee and direct the overall compensation policy for the Company and the Bank and (iii) to review and recommend to the Board of Directors the salaries, bonuses and perquisites of the Company's executive officers. The Nominating and Compensation Committee met four times during 1997.

    The Nominating and Compensation Committee will consider nominees for the Company's Board of Directors recommended by any shareholder of the Company. Such recommendations must be submitted in writing to the President of the Company and contain the following information to the extent known to the shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of Common Stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of Common Stock of the Company owned by the notifying shareholder.

COMPENSATION OF DIRECTORS

    The directors of the Company received no compensation for their services as directors or members of any committee on which they served from January 1997 through October 1997.

    Since November 1997 the monthly retainer paid to directors of the Company is $500 for the Chairman of the Board and $400 for other directors. For each meeting of the Board attended, the Chairman receives $500 and the other directors $400. For each committee meeting attended, the Chairman of each committee receives $150 and other committee members receive $100.

MEETINGS OF DIRECTORS

    The Board of Directors met sixteen times during 1997. All of the persons who were directors of the Company during 1997 attended at least 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which they served during 1997.

EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the compensation paid to or earned by each person who acted in the capacity of an executive officer of the Company and certain executive officers of the Bank for services rendered in all capacities during each of the last three fiscal years.

                              SUMMARY COMPENSATION

                                                                                             LONG-TERM COMPENSATION
                                                                                         -------------------------------
                                                                ANNUAL COMPENSATION        SECURITIES
                                                             --------------------------    UNDERLYING       ALL OTHER
                                                                SALARY        BONUS      OPTIONS/SAR'S    COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR         ($)           ($)            (#)              ($)
------------------------------------------------  ---------  ------------  ------------  --------------  ---------------
Scott A. Montgomery ............................       1997    213,333(1)     11,600(3)      60,504(5)        2,724(6)
  President and Chief Executive Officer of the         1996    193,333          --           44,004           2,444(6)
  Company and the Bank                                 1995     31,667(2)     31,667(4)        --             2,393(6)

Howard P. Ladd .................................       1997       --  (7)       --             --              --
  President and Chief Executive Officer of the         1996       --            --             --              --
  Company                                              1995       --            --             --              --

Joseph W. Kiley III ............................       1997    122,917        14,000(9)       8,800          14,400(10)
  Executive Vice President and Chief Financial         1996     49,154(8)       --            4,400           6,000(10)
  Officer of the Company and the Bank                  1995       --            --             --              --

Carol A. Ward ..................................       1997    115,554        10,000(9)       4,400           6,000(12)
  Executive Vice President and Administrator of        1996     43,013(11)      --            2,200           2,500(12)
  Operations                                           1995       --            --             --              --

------------------------

(1) Mr. Montgomery's salary increased to $230,000 effective November 1, 1997. See "Employment Agreement."

(2) Mr. Montgomery commenced employment with the Bank on November 1, 1995 at an annual salary of $190,000. The salary shown was paid to him between November 1 and December 31, 1995.

(3) Includes a discretionary bonus of $5,000 and an incentive bonus of $6,600 based on five percent (5%) of the Bank's pretax net profit for the fiscal year 1997. See "Employment Agreement."

(4) Consists of a bonus paid to Mr. Montgomery upon commencement of his employment with the Bank.

(5) Includes a non-qualified stock option and tandem stock appreciation right ("SAR") with respect to 16,500 shares of Common Stock. Does not include an incentive stock option of 73,000 shares of Common Stock that have been approved by the Board of Directors for grant to Mr. Montgomery upon shareholder approval of an amendment to the 1996 Stock Incentive Plan. See "Employment Agreement."

(6) Consists of health club membership dues and the value of use of a Company automobile.

(7) Mr. Ladd served as President and Chief Executive Officer of the Company from August 28, 1995 to June 18, 1997. Mr. Ladd received no compensation for his services in these positions.

(8) Mr. Kiley commenced employment with the Company and the Bank on August 6, 1996 at an annual salary of $120,000. The salary shown was paid to him between August 6 and December 31, 1996.

(9) Consists of discretionary bonuses paid or earned in 1997.

(10) Consists of club membership fees and automobile allowance.

(11) Ms. Ward commenced employment with the Bank on July 1, 1996 at an annual salary of $110,000. The salary shown was paid to her between July 1 and December 31, 1996.

(12) Consists of automobile allowance.

EMPLOYMENT AGREEMENT

    Effective June 21, 1996, the Company and Mr. Montgomery entered into an employment agreement which provides for: (i) a term of employment commencing on November 1, 1995 and expiring on December 31, 1999; (ii) an annual base salary of $190,000 for the first year, $210,000 for the second year, $230,000 for the third year and $250,000 for the remaining term; (iii) an incentive bonus in an amount equal to five percent (5%) of the Bank's pretax net profit in any calendar year of the term in which the Bank achieves a pretax net profit and an additional incentive bonus in an amount equal to two percent (2%) of the Bank's pretax net profit in any calendar year of the term in which the Bank achieves both a pretax net profit and a return ratio of at least one and one-half percent (1.5%) of pretax net profit to assets, both bonuses subject to a cap on total cash compensation during any calendar year of $350,000; (iv) the grant of options to purchase shares of up to 6.5% of the Company's outstanding capital stock and an option to purchase 16,500 shares of the Company's common stock with tandem stock appreciation rights; (v) use of a Company automobile, payment of club membership dues, and other perquisites; (vi) severance pay; and (vii) a signing bonus equal to two months' salary.

STOCK OPTION GRANTS

    The following table presents certain information regarding the grant of stock options to executive officers during 1997. The number of options and stock appreciation rights and the exercise prices have been adjusted to reflect the 100% common stock dividend, paid on or about February 13, 1998 to holders of record on February 4, 1998.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1997
                               INDIVIDUAL GRANTS

                                                                                                   POTENTIAL REALIZABLE
                                               PERCENT OF                                         VALUE AT ASSUMED ANNUAL
                              NUMBER OF          TOTAL                                             RATES OF STOCK PRICE
                             SECURITIES       OPTIONS/SARS                                        APPRECIATION FOR OPTION
                             UNDERLYING        GRANTED TO     EXERCISE OR                                 TERM(1)
                            OPTIONS/SARS      EMPLOYEES IN    BASE PRICE                          -----------------------
NAME                         GRANTED(#)       FISCAL YEAR       ($/SH)        EXPIRATION DATE       5% ($)      10% ($)
-------------------------  ---------------    ------------    -----------    -----------------    ----------   ----------
Scott A. Montgomery......       16,500(2)           14.8%           7.225         1/31/2000(2)    $   18,791   $   39,459

Scott A. Montgomery......       44,004(3)           39.6%           6.595        10/03/2007       $  182,509   $  462,514

Howard P. Ladd...........      --                 --            --                 --                 --           --

Joseph W. Kiley III......        6,600               5.9%           6.82         05/28/2007       $   28,308   $   71,738

Joseph W. Kiley III......        2,200               2.0%           5.00         06/18/2007       $    6,918   $   17,531

Carol A. Ward............        4,400               4.0%           6.82         05/28/2007       $   18,872   $   47,825

Carol A. Ward............        2,200               2.0%           5.00         06/18/2007       $    6,918   $   17,531

------------------------

(1) The Potential Realizable Value is the product of (a) the difference between
    (i) the product of the closing sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 1997. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

(2) Includes a non-qualified stock option and tandem stock appreciation right ("SAR") with an expiration date of January 1, 2000 with respect to 8,250 shares and an expiration date of January 31, 2000 with respect to 8,250 shares of Common Stock.

(3) Does not include an incentive stock option with respect to 73,000 shares of Common Stock that have been approved by the Board of Directors for grant to Mr. Montgomery upon shareholder approval of the proposed amendment to the 1996 Stock Incentive Plan.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information regarding the exercise of options by executive officers during the fiscal year ended December 31, 1997 and unexercised options held by the executive officers as of December 31, 1997. All options and exercise prices have been adjusted to reflect the 100% stock dividend, accounted for as a two-for-one stock split, paid on or about February 13, 1998 to holders of record on February 4, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1997
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF SECURITIES
                                                                      UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-
                                                                      OPTIONS/SARS AT FISCAL     THE-MONEY OPTIONS/SARS AT
                                                                           YEAR END(#)             FISCAL YEAR END($)(2)
                              SHARES ACQUIRED                      ----------------------------  --------------------------
NAME                         ON EXERCISE(#)(1)  VALUE REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
---------------------------  -----------------  -----------------  ------------  --------------  -----------  -------------
Scott A. Montgomery........         --                 --             44,004(3)      60,504(4)    $  14,081        --

Howard P. Ladd.............         --                 --               --             --            --            --

Joseph W. Kiley III........         --                 --              1,100         12,100       $     974     $   5,121

Carol A. Ward..............         --                 --                550          8,250          --         $   2,200

------------------------

1)  No options were exercised by any executive officer during 1997.

(2) In accordance with the rules promulgated by the Securities and Exchange Commission, the value of unexercised "in-the-money" options is the difference between the closing sale price of the Common Stock on December 31, 1997 ($6.00 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

(3) Includes a non-qualified stock option with tandem stock appreciation rights
    (SARs) with respect to 16,500 shares of Common Stock granted under the 1996 Stock Incentive Plan.

(4) Does not include an incentive stock option with respect to 73,000 shares of common stock that has been approved by the Board of Directors for grant to Mr. Montgomery upon shareholder approval of the proposed amendment to the 1996 Stock Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1997 Messrs. Gipson, Grahm, Hickey, Montgomery and Thomson served as members of the Nominating and Compensation Committee (the "Committee"). Except for Mr. Montgomery, President and Chief Executive Officer of the Company and the Bank, all members of the Committee during fiscal 1997 were outside directors. Mr. Montgomery was excluded from participation in any action taken by the Committee or the full Board of Directors in any matter relating to his own compensation.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

    This report addresses the Company's compensation policies for 1997 applicable to the Company's and the Bank's executive officers.

    COMPENSATION POLICY. The Committee held four meetings in 1997. The Committee, subject to approval by the Board of Directors (the "Board"), is responsible for evaluating and establishing the level of executive compensation. The executive compensation program is administered by the Committee or the Board. The main objective of the compensation program is to offer competitive levels of compensation in order to attract and retain qualified executives, to motivate performance and to achieve the long-term success of the Company to protect and enhance shareholder value.

    The Company's executive compensation program is not directly performance related. The executive compensation program consists of base salary, stock options and bonuses. The Committee or the Board may authorize the payment of discretionary bonuses to executives and other key personnel for outstanding contributions to the Company's and the Bank's growth and profitability or to attract or retain qualified executives.

    BASE SALARY. The Company's remuneration philosophy is to provide executive compensation levels that are competitive with those paid by other banks and financial institutions of similar size and performance and located in the same general geographic area, to attract and retain qualified executives critical to achieving the Company's short-term goals and long-term success. Peer group compensation data is obtained from various sources, including compensation surveys, industry studies and proxy statements of other publicly held financial institutions. Salary ranges are reviewed and established annually to ensure that base salary ranges reflect competitive job market conditions.

    The Company's general approach is to pay competitive cash compensation based upon the executive's experience, past and potential future contributions to the Company and the Bank. Annual increases to the executive officers' base salary are based on responsibilities, performance and achievement of pre-established goals.

    STOCK OPTIONS. The Committee and the Board believe that stock ownership by executives and employees provides valuable performance incentive and the Company has granted stock options under various stock option plans since 1983 to secure for the Company and its shareholders the benefits arising from stock ownership by executives and employees of the Company or the Bank, including retaining and attracting qualified executives and key employees and helping to insure equity between recently hired executives and longer tenured employees. The Board and the Committee view stock options as a strong incentive and an important component for management to increase shareholder value. Stock options are granted at fair market value of the Company's Common Stock at the date of grant and have generally been granted as non-qualified stock options with some exceptions. It is the intention of the Board and the Committee to grant incentive stock options in 1998. The number of options granted is based on the performance and subjective evaluation of the employee's ability to influence the Company's and the Bank's long-term growth and profitability.

    CEO COMPENSATION. Mr. Montgomery commenced employment as President and CEO of the Bank on November 1, 1995 and was appointed President and CEO of the Company on June 18, 1997. His base salary for the first year was $190,000. Pursuant to the terms of an employment agreement between the Bank and Mr. Montgomery, his salary from November 1, 1996 until October 31, 1997 was $210,000 and from November 1, 1997 until October 31, 1998 is $230,000. In determining Mr. Montgomery's base salary at the commencement of his employment, the Board considered numerous factors in an effort to bring to the Bank a CEO with considerable experience and expertise who could provide leadership for the future. The Board sought to attract a CEO capable of guiding the Company through its restructuring efforts and beyond, to provide dynamic and long-term leadership to strengthen its relationship with shareholders and employees and to improve product lines and quality of service. Given the complex nature of the recapitalization of the Company, which was successfully completed in June of 1997, the Board granted Mr. Montgomery a discretionary bonus of $5,000 in August of 1997.

    Pursuant to his employment agreement, Mr. Montgomery is entitled and was granted a non-qualified stock option with tandem stock appreciation rights of 16,500 shares of the Company's common stock at an exercise price of $7.225 (The number of shares and exercise price are calculated after giving effect to the
9.09 to 1 reverse stock split, effective June 20, 1997 and the 100% common stock dividend paid on February 13, 1998 to holders of record of common stock on February 4, 1998). In addition, pursuant to the terms of his employment agreement, Mr. Montgomery is entitled to stock option grants of up to 6.5% of the outstanding capital stock of the Company. In fulfilling its obligations under Mr. Montgomery's employment contract, the Committee and the Board have made the following grants of option shares (after giving effect to the reverse stock split and the common stock dividend mentioned above): In December 1996 Mr. Montgomery was granted an incentive stock option to purchase 44,004 shares of the Company's Common Stock at an exercise price of $5.68 per share. In October 1997 Mr. Montgomery was granted an incentive stock option to purchase 44,004 shares of the Company's common stock at an exercise price of $6.595 per share. In addition, in October 1997, Mr. Montgomery was granted an incentive stock option to purchase approximately 73,000 shares of the Company's common stock at an exercise price of $6.595 per share, subject to approval by the shareholders of an amendment to the 1996 Stock Incentive Plan to increase the number of shares authorized under the Plan. See "Proposal 2. Approval of an Amendment to the 1996 Stock Incentive Plan."

    The incentive bonus component of Mr. Montgomery's compensation is dependent primarily upon the Bank's pre-tax net profit and provides no dollar guarantees. See "Employment Agreement." A bonus of $6,600 was earned in 1997 and paid in January 1998, based on 5% pre-tax income of the Company of $132,000 for the fiscal year ended December 31, 1997. This bonus was paid in addition to the discretionary bonus paid in August 1997.

    The Board of Directors evaluated Mr. Montgomery's performance and the actions taken under his leadership in November 1997 against targets established by the Board. The Board determined that Mr. Montgomery achieved the goals in returning the Company to profitability, strengthening the management team, enhancing client service, increasing market share in the Bank's niche markets and performed his role in an outstanding manner.

Dated: February 27, 1998  NOMINATING AND COMPENSATION COMMITTEE

                                  Alan Grahm, Chairman
                                  Robert E. Gipson
                                  Scott A. Montgomery
                                  Robert E. Thomson

                               PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (assuming reinvestment of dividends) for the past five fiscal years covering the period from January 1, 1993 to December 31, 1997 with the cumulative total return of (i) the NASDAQ market index and (ii) the cumulative total return of a selected peer group ("Peer Group"). The Peer Group includes the following companies: Bank of Los Angeles, City National Corporation, First Charter Corporation, First Regional Bancorp and Imperial Bancorp. The Company changed the composition of its peer group from 1996 because several banks included in last year's peer group were sold or have merged with other financial institutions. The Company's peer group for 1996 consisted of City National Corporation, CU Bancorp, First Charter Bank NA, Imperial Bank, Santa Monica Bank and Transworld Bancorp.

    The closing price for the Company's Common Stock on December 31, 1997 was $12.00 per share ($6.00 per share after giving effect to the 100% common stock dividend paid on or about February 13, 1998 to holders of record on February 4,
1998). The stock price performance of the Company's Common Stock depicted in the graph below represents past performance only and is not necessarily indicative of future performance.

               COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN
                   AMONG NATIONAL MERCANTILE BANCORP, NASDAQ
                       MARKET INDEX AND PEER GROUP INDEX
            FOR THE PERIOD JANUARY 1, 1993 THROUGH DECEMBER 31, 1997

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              NATIONAL         NASDAQ MARKET       PEER GROUP

                MERCANTILE                INDEX            INDEX
1992              $ 100.00             $ 100.00         $ 100.00
1993                240.00               119.95           126.31
1994                140.00               125.94           160.04
1995                 80.00               163.35           246.06
1996                 56.67               202.99           371.65
1997                 70.48               248.30           707.07

    Assumes $100 is invested on January 1, 1993 and that dividends are reinvested through the fiscal year ending December 31, 1997. As of December 31, 1997, a $100 investment made January 1, 1993 would have increased to $707.07 if invested in the Peer Group Index, and $70.48 if invested in the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and the Bank have made loans to certain directors (or in one case to the law firm in which the director is a principal) from time to time. All such loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

    Gipson Hoffman & Pancione, A.P.C., a Los Angeles law firm, of which Mr. Gipson is a partner, performs some legal services for the Bank.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any person holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC prior to the Record Date, the Company believes that all persons subject to the reporting requirements of
Section 16(a), with the exception of 9830 Investments No. 1, Ltd., a California limited partnership (with respect to one late report involving one transaction) and Scott A. Montgomery (with respect to one late report involving one stock option grant), have filed all required reports on a timely basis in 1997.

PROPOSALS OF SHAREHOLDERS

    Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. The 1999 annual meeting of shareholders will be held on or about April 29, 1999. Any shareholder proposal to be included in the proxy statement for the Company's 1999 annual meeting of shareholders must be received by the Secretary of the Company, 1840 Century Park East, Los Angeles, California 90067, on or before December 30, 1998, in a form that complies with applicable regulations.

ANNUAL REPORT

    The Company's Summary Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 1997 required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, accompanies this Proxy Statement. The Company's Annual Report contains financial information required to be included in the report.

OTHER BUSINESS

    Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxy Holders to vote the shares represented thereby on such matters in accordance with the recommendations of the Board of Directors.

                                          By Order of the Board of Directors,

                                          /s/ ALAN GRAHM
                                     -------------------------------------------

                                          Alan Grahm
                                          SECRETARY

Dated:  March 19, 1998

                          NATIONAL MERCANTILE BANCORP
PROXY
      ANNUAL MEETING OF SHAREHOLDERS, APRIL 23, 1998, 7:00 P.M. LOCAL TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Scott A. Montgomery and Robert E. Thomson, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each, to attend the Annual Meeting of Shareholders of National Mercantile Bancorp (the "Meeting") to be held on April 23, 1998 at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, CA 90067, beginning at 7:00 p.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the March 19, 1998 proxy statement.

          PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLACK OR BLUE INK.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                  "FOR ALL NOMINEES" AND FOR PROPOSALS 2 AND 3

1. Election of the following nominees as directors: Donald E. Benson, Robert E. Gipson, Alan Grahm, Joseph W. Kiley III, Scott A. Montgomery, Dion G. Morrow and Robert E. Thomson.

                / /  FOR        / /  WITHHOLD

      (Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee).

2.  Approval of an Amendment to the 1996 Stock Incentive Plan.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

3.  Ratification of Appointment of Independent Public Accountants

                / /  FOR        / /  AGAINST        / /  ABSTAIN

   THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN
                                   PROMPTLY.

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF NATIONAL MERCANTILE BANCORP.

                                                   (Signature should be exactly
                                                   as name or names appear on
                                                   this proxy. If stock is held
                                                   jointly each holder should
                                                   sign. If signature is by
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give full
                                                   title.)
                                                   Dated: ________________, 1998
                                                   _____________________________
                                                   Signature
                                                   _____________________________
                                                   Signature if held jointly

                                                   I plan to attend the Meeting:
                                                     Yes  / /  No  / /

                                                   This proxy will be voted FOR
                                                   the nominees and the above
                                                   matters unless otherwise
                                                   indicated, and in the
                                                   discretion of the proxies on
                                                   all other matters properly
                                                   brought before the Meeting.